SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                March 1, 2001
                                Date of Report
                      (Date of Earliest Event Reported)

                              Medi-Hut Co., Inc.
                            ----------------------
            (Exact name of registrant as specified in its charter)

            Delaware             000-27119                 222-436-721
(State of incorporation)        (Commission              (IRS Employer
                                File Number)           Identification No.)


                           1935 Swarthmore Avenue
                          Lakewood, New Jersey 08701
                                (732) 901-0606
        (Address of principal executive offices and telephone number)

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ITEM 5:  OTHER EVENTS

      On March 1, 2001, Medi-Hut signed a letter of intent to enter into an Agreement and Plan of Reorganization with WJL Enterprises, Inc., a privately held Delaware corporation. The letter of intent contemplates a stock-for-stock exchange, however, the specific terms of the reorganization have not been finalized at this time. The parties intend to finalize the terms of the reorganization and to conduct formal due diligence prior to entering a formal agreement. They anticipate a formal agreement within the next 90 days.

      WJL Enterprises has corporate headquarters in New York and is in the business of selling over-the-counter drugs and name brand pharmaceuticals to distributors and wholesalers on a national basis.



                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Medi-Hut Co., Inc.


By: /s/ Joseph Sanpietro                                3/2/01
    ___________________________________          Date: _______________________
    Joseph Sanpietro, President and Director